Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 present the historical financial statements of the Company and Verra Mobility, giving effect to the Business Combination (as defined below). The Company and Verra Mobility shall collectively be referred to herein as the "Companies." The Companies, subsequent to the Business Combination, shall be referred to herein as the "Combined Company."

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give pro forma effect to the Business Combination as if it had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 was derived from Verra Mobility's audited consolidated statement of operations for the periods from January 1, 2017 to May 31, 2017 (Predecessor) and June 1, 2017 to December 31, 2017 (Successor) and the Company's audited statement of operations for the year ended December 31, 2017. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the six months ended June 30, 2018 were derived from Verra Mobility's unaudited condensed combined financial statements as of and for the six months ended June 30, 2018 and the Company's condensed consolidated unaudited financial statements as of and for the six months ended June 30, 2018. Historical information for Verra Mobility incorporates certain adjustments and estimates relating to the acquisition of HTA on March 1, 2018, the acquisition of EPC on April 6, 2018 and the related refinancing as well as the Platinum Merger on May 31, 2017. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give pro forma effect to the acquisitions of HTA, EPC and the Platinum Merger as if they had occurred on January 1, 2017. Because the acquisitions of HTA and EPC were consummated prior to June 30, 2018 and the business combinations are reflected in Verra Mobility's historical unaudited condensed combined balance sheet as of June 30, 2018 there is no additional impact related to these transactions to be reflected in the unaudited pro forma condensed combined balance sheet presented herein.

On October 17, 2018, the Company consummated the previously announced business combination pursuant to the Agreement and Plan of Merger dated June 21, 2018 by and among Gores Holdings II, Inc. (“Gores Holdings II”), AM Merger Sub I, Inc. (“First Merger Sub”), AM Merger Sub II, LLC (“Second Merger Sub”), Greenlight Holding II Corporation (“Greenlight”) and PE Greenlight Holdings, LLC (the “Platinum Stockholder” or, in its capacity as the Stockholder Representative, the “Stockholder Representative”), as amended on August 23, 2018 by Amendment No. 1 to Agreement and Plan of Merger (as amended, the “Merger Agreement”), which provided for: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).  As a result of the First Merger, the registrant owns 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight has been cancelled and converted into the right to receive a portion of the consideration payable in connection with the Merger.  As a result of the Second Merger, the registrant owns 100% of the outstanding interests in the Second Merger Sub.  In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of Greenlight and its subsidiaries and the stockholders of Greenlight as of immediately prior to the effective time of the First Merger (the “Greenlight Stockholders”) hold a portion of the Class A Common Stock, par value $0.0001 per share, of the registrant (the “Class A Stock”).  After giving effect to the Business Combination, Verra Mobility is continuing as a subsidiary of the Company and the Selling Equity holders are holding a portion of the Company’s common stock.

Assuming a pro forma Business Combination date of June 30, 2018, for consideration, the Greenlight Stockholders received $610 million ("Cash Consideration"), ownership interests in the Combined Company valued at $696 million based on a stock price of $10.49 per share (as of October 16, 2018) and a cash contribution to Verra Mobility to pay down existing debt by $141 million.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 325,269 shares of common stock by Company stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at a meeting held on October 16, 2018.

VERRA MOBILITY CORPORATION (F.K.A. GORES HOLDINGS II, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2018

	Historical as of June 30, 2018
	Verra Mobility	Gores Holdings II, Inc.	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$29,777,376	$168,794	$400,000,001	(a)	$429,946,171	$404,611,945	(a)	$16,674,797
						(817,883,319)	(a)
Restricted cash	1,917,336	—	—		1,917,336	—		1,917,336
Accounts receivable, net	71,181,407	—	—		71,181,407	—		71,181,407
Unbilled receivables	12,818,983	—	—		12,818,983	—		12,818,983
Prepaid expenses and other current assets	21,719,040	263,841	—		21,982,881	8,274,837	(c),(g)	30,257,718
Total current assets	137,414,142	432,635	400,000,001		537,846,778	(404,996,537)		132,850,241

Investments and cash held in Trust Account	—	404,611,945	—		404,611,945	(404,611,945)	(b)	—
Installation and service parts, net	8,847,941	—	—		8,847,941	—		8,847,941
Property and equipment, net	66,755,555	—	—		66,755,555	—		66,755,555
Intangible assets, net	561,535,531	—	—		561,535,531	—		561,535,531
Goodwill	564,989,603	—	—		564,989,603	(663,000)	(i)	564,326,603
Other non-current assets	1,715,681	—	—		1,715,681	—		1,715,681
Total assets	$1,341,258,453	$405,044,580	$400,000,001		$2,146,303,034	$(810,271,482)		$1,336,031,552

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$50,696,763	$—	$—		$50,696,763	$(12,000,000)	(i)	$38,696,763
Accrued liabilities	10,781,652	3,077,932	—		13,859,584	—		13,859,584
State franchise tax accrual	—	20,000	—		20,000	—		20,000
Current portion of long-term debt	8,400,000	—	—		8,400,000	—		8,400,000
Total current liabilities	69,878,415	3,097,932	—		72,976,347	(12,000,000)		60,976,347

Long term debt, net of deferred financing costs & discounts	980,280,776	—	—		980,280,776	(124,369,521)	(c)	855,911,255
Other long-term liabilities	3,034,712	—	—		3,034,712	73,024,349	(e)	76,059,061
Asset retirement obligations	6,493,348	—	—		6,493,348	—		6,493,348
Deferred underwriting compensation	—	14,000,000	—		14,000,000	(14,000,000)	(d)	—
Deferred income taxes, net	47,415,633	4,480	—		47,420,113	(2,606,116)	(g)	44,813,997
Total Liabilities	1,107,102,884	17,102,412	—		1,124,205,296	(79,951,288)		1,044,254,008

Commitments and contingencies:
Class A subject to redemption	—	382,942,160	—		382,942,160	(382,942,160)	(f)	—
Stockholders' equity:
Common stock Class A	1	171	4,348	(f)	4,520	11,119	(f),(l),(k)	15,639
Common stock Class F	—	1,000	—		1,000	(1,000)	(k)	—
Additional paid-in-capital	246,582,030	4,361,675	399,995,653	(f)	650,939,358	(610,010,914)	(j)	420,607,446
						379,679,002	(f),(k)
Contingently issuable shares	—	—	—		—	71,350,000	(l)	71,350,000
Retained earnings (accumulated deficit)	(8,714,604)	637,162	—		(8,077,442)	(188,406,241)	(g),(h),(l)	(196,483,683)
Accumulated other comprehensive loss	(3,711,858)	—	—		(3,711,858)	—		(3,711,858)
Total stockholders' equity	234,155,569	5,000,008	400,000,001		639,155,578	(347,378,034)		291,777,544
Total liabilities and stockholders' equity	$1,341,258,453	$405,044,580	$400,000,001		$2,146,303,034	$(810,271,482)		$1,336,031,552

VERRA MOBILITY CORPORATION (F.K.A. GORES HOLDINGS II, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2018

	For the six months ended June 30, 2018
	Verra Mobility (Pro Forma)¹	Gores Holdings II, Inc. (Historical)	Pro Forma Adjustments For Equity Offering	As Adjusted for Equity Offering	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Revenue	$186,659,195	$—	$—	$186,659,195	$—		$186,659,195
Cost of revenue	3,893,304	—	—	3,893,304	—		3,893,304
Selling, general and administrative expenses	48,829,023	—	—	48,829,023	3,725,443	(m)	52,554,466
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) on disposal of assets, net	57,107,242	—	—	57,107,242	—		57,107,242
Professional fees and other expenses	—	3,625,443	—	3,625,443	(3,625,443)	(m)	—
State franchise taxes, other than income tax	—	100,000	—	100,000	(100,000)	(m)	—
Total income (loss) from operations	$24,348,672	$(3,725,443)	$—	$20,623,229	$—		$20,623,229
Interest expense	37,148,337	—	—	37,148,337	(9,517,862)	(n)	27,630,475
Other (income) expense	(4,031,142)	(2,997,552)	—	(7,028,694)	—		(7,028,694)
Income (loss) before income taxes	(8,768,523)	(727,891)	—	(9,496,414)	9,517,862		21,448
Income tax (benefit) expense	(387,909)	18,494	—	(369,415)	2,474,644	(o)	2,105,229
Net income (loss)	$(8,380,614)	$(746,385)	$—	$(9,126,999)	$7,043,218		$(2,083,781)

Pro Forma weighted average common shares outsanding - basic and diluted							156,056,642
Pro Forma net loss per share basis - basic and diluted						(p)	$(0.01)

(1)	See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

VERRA MOBILITY CORPORATION (F.K.A. GORES HOLDINGS II, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2017

	For the year ended December 31, 2017
	Verra Mobility (Pro Forma)¹	Gores Holdings II, Inc. (Historical)	Pro Forma Adjustments For Equity Offering	As Adjusted for Equity Offering	Pro Forma Adjustments for Business Combination	Note	Pro Forma Combined
Revenue	$348,552,349	$—	$—	$348,552,349	$—		$348,552,349
Cost of revenue	7,967,451	—	—	7,967,451	—		7,967,451
Selling, general and administrative expenses	93,568,348	—	—	93,568,348	780,280	(m)	94,348,628
Operating expenses	84,568,932	—	—	84,568,932	—		84,568,932
Depreciation; amortization; impairment and (gain) on disposal of assets, net	116,246,194	—	—	116,246,194	—		116,246,194
Professional fees and other expenses	—	580,589	—	580,589	(580,589)	(m)	—
State franchise taxes, other than income tax	—	199,691	—	199,691	(199,691)	(m)	—
Total income (loss) from operations	$46,201,424	$(780,280)	$—	$45,421,144	$—		$45,421,144
Interest expense	68,126,529	—	—	68,126,529	(17,652,128)	(n)	50,474,401
Other (income) expense	(3,672,158)	(3,015,712)	—	(6,687,870)	—		(6,687,870)
Income (loss) before income taxes	(18,252,947)	2,235,432	—	(16,017,515)	17,652,128		1,634,613
Income tax (benefit) expense	(33,485,699)	810,926	—	(32,674,773)	7,060,851	(o)	(25,613,922)
Net income	$15,232,752	$1,424,506	$—	$16,657,258	$10,591,277		$27,248,535

Pro Forma weighted average common shares outstanding basic							156,056,642
Pro Forma net income per share basis						(p)	$0.17

(1)	See separate lower-level Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation presented in the notes which follow.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

NOTE 1—DESCRIPTION OF THE BUSINESS COMBINATION

On October 17, 2018, the Company consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger dated June 21, 2018 by and among Gores Holdings II, Inc. (“Gores Holdings II”), AM Merger Sub I, Inc. (“First Merger Sub”), AM Merger Sub II, LLC (“Second Merger Sub”), Greenlight Holding II Corporation (“Greenlight”) and PE Greenlight Holdings, LLC (the “Platinum Stockholder” or, in its capacity as the Stockholder Representative, the “Stockholder Representative”), as amended on August 23, 2018 by Amendment No. 1 to Agreement and Plan of Merger (as amended, the “Merger Agreement”), which provided for: (i) the merger of First Merger Sub with and into Greenlight, with Greenlight continuing as the surviving corporation (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Greenlight with and into Second Merger Sub with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Business Combination”).  As a result of the First Merger, the registrant owns 100% of the outstanding common stock of Greenlight and each share of common stock of Greenlight has been cancelled and converted into the right to receive a portion of the consideration payable in connection with the Merger.  As a result of the Second Merger, the registrant owns 100% of the outstanding interests in the Second Merger Sub.  In connection with the closing of the Business Combination (the “Closing”), the registrant owns, directly or indirectly, 100% of the stock of Greenlight and its subsidiaries and the stockholders of Greenlight as of immediately prior to the effective time of the First Merger (the “Greenlight Stockholders”) hold a portion of the Class A Common Stock, par value $0.0001 per share, of the registrant (the “Class A Stock”).  Assuming a pro forma Business Combination date of June 30, 2018, for consideration, the Greenlight Stockholders received $610 million ("Cash Consideration"), ownership interests in the Combined Company valued at $696 million based on a stock price of $10.49 per share (as of October 16, 2018) and a cash contribution to Verra Mobility to pay down existing debt by $141 million.

As part of the Business Combination, private placement investors acquired an additional 43.5 million shares of Company's Class A Stock for gross proceeds of approximately $400 million. The $400 million of gross proceeds from the sale of the Company's Class A Stock is included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in the Company's trust account that held the proceeds of the Company’s January 2017 initial public offering.

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board's Accounting Standards Codification 805, Business Combinations, or ASC 805. The Company is the legal acquirer under the terms of the Merger Agreement. However the Business Combination will be accounted for as a reverse merger in accordance with ASC 805. Under this method of accounting, the Company will be treated as the "acquired" company for financial reporting purposes. Pursuant to ASC 805, Verra Mobility has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	the Greenlight Stockholders retain approximately 42.5% of the equity and voting rights after the Business Combination; and
•	the ongoing senior management of the Company will be entirely comprised of Verra Mobility employees.

Consideration was given to the noncontrolling ownership position of the Sponsor after the Business Combination. Further, the initial composition of the Board was considered. The initial composition of the Board includes Mr. David Roberts, the CEO of Verra Mobility, however, six other directors will be on the Board, including two directors appointed by Platinum Equity, and four additional independent directors, two of which are currently independent board members of the Company (Mr. Randy Bort and Mr. Jeff Rea) as well as two additional independent directors. However, the large noncontrolling ownership position and composition of the Board were given less weight than the other factors described above. The most significant determinative factor considered was the voting rights of the Greenlight Stockholders relative to the other shareholders and the fact that management of Verra Mobility will continue to manage the Company upon completion of the merger. Accordingly, there are no pro forma adjustments for depreciation and amortization expense on the statements of operation. Operations prior to the Business Combination will be those of Verra Mobility.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 give pro forma effect to the Business Combination and the transactions described in the Verra Mobility historical information in the unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 as if they had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 assumes that the Business Combination was completed on June 30, 2018. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 2—BASIS OF THE PRO FORMA PRESENTATION (Continued)

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

As a result of the Business Combination, the Company will adopt Verra Mobility's accounting policies. Verra Mobility may identify differences between the accounting policies among the Companies, but we do not believe they will have a significant impact on the consolidated financial statements of the Combined Company.

NOTE 3—PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination as well as the transactions described in the Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation at the end of Note 3 and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company's shares outstanding, assuming the Business Combination occurred on January 1, 2017.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Reflects the net adjustment to cash associated with the Private Placement and Business Combination (dollars in thousands):

Cash inflow from Private Placement	$400,000	(1)
Cash inflow from Company’s Trust Account	404,612	(2)
Cash inflow from Business Combination	804,612
Paydown of Verra Mobility Second Lien Term Loan (long-term debt)	140,861	(3),(4)
Payment to Selling Equityholders	610,011	(5)
Payment for Verra Mobility Participation Plan Costs	28,398	(5)
Payment to redeeming Company stockholders	3,253	(6)
Payment of Company expenses	24,024	(7)
Settlement to HTA sellers for certain tax items	11,337	(8)
Cash outflow from Business Combination	817,884
Net pro forma cash flow	$(13,272)

(1)	Represents the issuance of 43.5 million shares of Class A Stock through the Private Placement at a par value of $0.0001 per share and an assumed fair value of $9.20 per share.
(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)

On July 24, 2018, Verra Mobility amended its New First Lien Term Loan (the "New First Lien Term Loan Amendment") to expand the aggregate principal loan amount under the New First Lien Term Loan from $840 million to $910 million and to modify certain defined terms. The additional $70 million was used to pay down a portion of the Second Lien Loan to the new First Lien Loan.

(4)

Reflects the cash prepayment of Verra Mobility Second Lien Term Loan under the terms of the Merger Agreement and the additional 2% prepayment penalty paid to the lender. No modifications to the terms of Verra Mobility's remaining long term debt occurred as part of the Business Combination. The pro forma paydown of debt of $136.9 million is calculated using the projected net debt balance of Verra Mobility anticipated on the date of the Business Combination. Proceeds received by the Greenlight Stockholders from the Business Combination were used to pay down the remaining portion of the Second Lien Loan after the pay down noted in (3) above.

(5)	Reflects the net cash consideration paid to or on behalf of the Greenlight Stockholders. See Note (j) which follows for payments made on behalf of the Greenlight Stockholders.
(6)	Reflects the payment made to redeeming Company stockholders.
(7)

Represents the payment of acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and are nonrecurring.

(8)	Represents the cash payment made by Verra Mobility on October 16, 2018 to settle the HTA Tax Receivable Agreement in accordance with the terms of the Merger Agreement.
(b)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.
(c)

Represents funds from the Business Combination used to prepay the Verra Mobility Second Lien Term Loan and pay a 2% prepayment penalty to the lender under the terms of the Merger Agreement using a projected net debt balance of approximately $988.9 million on the date of the Business Combination and a post-Business Combination net debt balance of approximately $852.0 million. The table below shows the prepayment and related penalty (dollars in thousands):

Total debt payment	$(140,861)
Prepayment penalty	4,000
Reduction of long-term debt - Principal	(136,861)
Accelerated amortization of debt issuance costs	12,491
Reduction of long-term debt	$(124,370)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

The related tax benefits of $4.29 million have been reflected as an increase to income tax receivable and the after tax impact presented as an increase to retained earnings.

Because the prepayment penalty and accelerated amortization of debt issuance costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(d)	Represents the payment of underwriting costs incurred as part of the Company's IPO committed to be paid upon the consummation of a business combination.
(e)

Represents a Tax Receivable Agreement payable to the Greenlight Stockholders based on the tax basis of certain intangibles assets related to Verra Mobility's acquisition of HTA. Under the terms of the Tax Receivable Agreement, the Greenlight Stockholders are entitled to 50% of the future tax benefits resulting from the increase in the tax basis of the underlying intangibles as a result of the acquisition of HTA. The amount of expected future payments under the Tax Receivable Agreement are dependent upon the existing tax basis of the Verra Mobility entities at the time an exchange is effectuated as well as the Company's cash tax savings rate in the years in which the Company utilizes tax attributes subject to the Tax Receivable Agreement. The total pro forma adjustment is $73 million.

The Company used schedules of the tax basis of the underlying intangible assets provided by Verra Mobility management and current enacted tax rates in calculating the Tax Receivable Agreement liability. To the extent that changes in future tax law occur, adjustments to the Tax Receivable Agreement liability will be made as appropriate.

Future payments made under the Tax Receivable Agreement could constitute related party transactions that would be disclosed in the Company's future financial statements.

The Tax Receivable Agreement provides that (i) in the event that the Company materially breaches the Tax Receivable Agreement, (ii) if, at any time, the Company elects an early termination of the Tax Receivable Agreement, or (iii) upon certain mergers, asset sales, other forms of business combinations or other changes of control, the Company's obligations under the Tax Receivable Agreement (with respect to all units of Verra Mobility, whether or not any units of Verra Mobility have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount. The lump sum amount would be equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that the Company would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement.

As a result of the foregoing, (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual tax savings the Company realizes in respect of the tax attributes subject to the agreements and (ii) the Company may be required to make an immediate lump sum payment equal to the present value of the anticipated future tax savings, which payment may be made years in advance of the actual realization of such future benefits, if any of such benefits are ever realized.

(f)	Represents the conversion and redemption of Class A Stock at a price of $10 per share (expressed in number of shares):

	Shares of Class A Stock	Shares of Class F Stock	Par Value	Carrying Value	Note
Pre-Business Combination	1,705,784	10,000,000	$171	$17,057,840
Conversion of redeemable shares to Class A Stock of the Company	38,294,216	—	3,829	382,942,160
Class A subject to Redemption	40,000,000	10,000,000	4,000	400,000,000	(f),(l)
Company Redeemed Shares	(325,269)	—	(33)	(3,252,690)	(a)

Less: Cancellation of portion of Class F Stock	—	(3,478,261)	—	—
Conversion of remaining founders shares to Class F Stock	6,521,739	(6,521,739)	652	65,217,390	(k)
Private Placement	43,478,261	—	4,348	434,782,610	(a)
Shares issued to Greenlight Stockholders	66,381,911	—	6,638	663,819,110	(f),(l)
Post-Business Combination	156,056,642	—	$15,605	$1,560,566,420

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(g)	Represents the after tax impact at a rate of 26% of the following adjustments (dollars in thousands):

	Amount	After Tax Impact
Prepayment penalty on Second Lien Term Loan	$4,000	$2,960
Accelerated amortization of Second Lien Term Loan	12,491	9,244
Settlement of 2018 Participation Plan¹	28,398	24,410
Company expenses (excluding $14,000 deferred underwriting compensation)	10,024	7,417
	$54,913	$44,031

(1)	Only 54% of the settlement is expected to be tax deductible.
(h)	Represents the impact of the following costs on retained earnings (dollars in thousands):

Company expenses (excluding the $14,000 deferred underwriting compensation)	$7,417
Platinum Tax Receivable Agreement	73,024
$80,441

(i)

Represents settlement of the payable to the sellers of HTA for certain tax items on October 16, 2018. The cash payment amount was for $11.34 million and $0.66 million presented as a reduction of goodwill.

(j)	Represents cash payments made to and on behalf of the Greenlight Stockholders in consideration for the Business Combination (dollars in thousands):

Cash Payable to Greenlight Stockholders	$649,746
Less: Settlement payment to HTA sellers for certain tax items	(11,337)
Less: Settlement of 2018 Participation Plan	(28,398)
Total Cash Consideration Paid to Verra Mobility Stockholders	$610,011

(k)	Represents the conversion of 6,521,739 Class F Founder Shares to Class A Stock at a par value of $0.0001 per share and the cancellation of the remaining 3,478,261 Class F Founder Shares.
(l)

For the purposes of this Note (l), terms used herein are defined as set forth in the Merger Agreement.  Following the Closing of the Business Combination, and as additional consideration for the Mergers and the other Transactions, within five Business Days after the occurrence of a Triggering Event, the Parent shall issue to each Cash Consideration Stockholder (at the Pro Rata Cash Share) the following shares of Parent Class A Stock (adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to Parent Class A Stock occurring on or after the Closing ("Earn-Out Shares"), upon the terms and subject to the conditions set forth in the Merger Agreement and the other Related Agreements.

The Earn-Out Shares will be issued by the Company to the Platinum Stockholder as follows: (i) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $13.00; (ii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $15.50; (iii) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $18.00; and (iv) a one-time issuance of 2,500,000 shares if the Common Share Price is greater than $20.50. If any of the Common Share Price thresholds described in the foregoing clauses (i) through (iv) are not achieved within the five-year period following the closing of the Mergers, the Company will not be required to issue the Earn-Out Shares in respect of such Common Share Price threshold.

For the avoidance of doubt, the Cash Consideration Stockholders shall be entitled to receive Earn-Out Shares upon the occurrence of each Triggering Event; provided, however, that each Triggering Event shall only occur once, if at all, and in no event shall the Cash Consideration Stockholders be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares. Because this is a reverse acquisition, contingent shares issued to the stockholders of the accounting acquirer should be included in earnings per share from the date of issuance.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

If, during the Earn Out Period, there is a Change of Control that will result in the holders of Parent Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any Triggering Event (an "Acceleration Event"), then immediately prior to the consummation of such Change of Control: (a) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (b) Parent shall issue the applicable Earn-Out Shares to the Cash Consideration Stockholders (in accordance with their respective Pro Rata Cash Share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such Change of Control.

The Company has estimated the fair value of the contingently issuable shares to be $71.350 million. This is initially recorded as a distribution to shareholders and is presented as contingently issuable shares. Upon the occurrence of a Triggering Event, any issuable shares would be transferred from contingently issuable shares to Common Stock and additional paid in capital. Any contingently issuable shares not issued as a result of a Triggering Event not being attained by the end of Earn-out Period will be cancelled.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2018 and for the year ended December 31, 2017 are as follows:

(m)	To reclassify the Company's expenses to selling, general and administrative expenses to align with the accounting policy at Verra Mobility.
(n)	Represents the reduction of interest expense due to the pay down of Verra Mobility debt.
(o)	Federal and state income taxes are recorded at an effective rate of approximately 26% for the six month period ended June 30, 2018 and 40% for the year ended December 31, 2017.
(p)	Pro forma earnings per share:

	Year Ended December 31, 2017	Six Months Ended June 30, 2018
Pro forma net income (loss)	$27,248,535	$(2,083,781)
Weighted average number of shares outstanding—basic and diluted	1,631,145	1,705,784
Common shares issued as part of purchase consideration	116,056,642	116,056,642
Class A subject to redemption	38,368,855	38,294,216
Pro forma weighted average number shares outstanding—basic and diluted	156,056,642	156,056,642
Pro forma net income (loss) per share of common stock—basic and diluted	$0.17	$(0.01)

Verra Mobility Historical Information in the Unaudited Pro Forma Condensed Combined Statements of Operation

On May 31, 2017, Verra Mobility, formerly known as ATS Consolidated Inc. ("ATS") was acquired by Platinum Equity (the "Platinum Merger"). Pursuant to the Platinum Merger, a new basis of accounting at fair value was established and the new stepped-up basis was pushed down to Verra Mobility. Historical information is presented in distinct periods to indicate the application of two different bases of accounting between the periods presented. The period January 1, through May 31, 2017 has been labeled "Predecessor" and has been prepared using the historical basis of accounting of the Predecessor. The period from June 1, 2017 to December 31, 2017 has been labeled "Successor".

On March 1, 2018, Verra Mobility acquired 100% of HTA (the "HTA Merger") and on April 6, 2018, Verra Mobility acquired 100% of Euro Parking Collection plc ("EPC"). In connection with the HTA Merger, Verra Mobility entered into a First Lien Term Loan Credit Agreement, a Second Lien Term Loan Credit Agreement and a Revolving Credit Facility Agreement with a syndicate of lenders (collectively, the "2018 Credit Facilities"). The 2018 Credit Facilities provide for committed senior secured financing of $1.115 billion. The 2018 Credit Facilities replaced Verra Mobility's prior credit facilities (the "2017 Credit Facilities").

The Unaudited Pro Forma Condensed Combined Statement of Operations give effect to the HTA Merger and the Platinum Merger and the replacement of the 2017 Credit Facilities with the 2018 Credit Facilities as if they had occurred on January 1, 2017.

Management has evaluated the differences between IFRS and U.S. GAAP as applicable to EPC and has identified one item related to customer unidentified and over payments that would not be considered revenue under U.S. GAAP. Those amounts are being adjusted to other income (expense). The EPC historical financial results utilized for the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2018 and for the year ended December 31, 2017 have been converted from British Pounds into U.S. dollars using the historical average exchange rates for each period.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Six months ending June 30, 2018

	Historical for the six months				Pro Forma
	ended June 30, 2018			Pro Forma	Adjustments
	Verra			Combined pre	for Business
	Mobility	HTA	EPC	Adjustments	Combination	Note	Total
Revenue	$167,437,828	$50,587,000	$2,954,447	$220,979,275	$(34,759,000)	(1a)	$186,659,195
				—	438,920	(1b)
Cost of revenue	3,532,051	34,759,000	361,253	38,652,304	(34,759,000)	(1a)	3,893,304
Selling, general and administrative expenses	60,863,596	16,631,370	1,419,690	78,914,656	(15,632,786)	(1c)	48,829,023
					(2,985,485)	(1c)
					(11,467,362)	(1d)
Operating expenses	52,480,954	—	—	52,480,954	—		52,480,954
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	46,039,969	398,000	26,738	46,464,707	10,975,159	(1e)	57,107,242
	—	—			(273,600)	(1f)
	—	—			(59,024)	(1g)
Total income (loss) from operations	4,521,258	(1,201,370)	1,146,766	4,466,654	19,882,018		24,348,672
Interest expense	32,225,801	—	—	32,225,801	(32,225,800)	(1h)	37,148,337
				—	37,148,336	(1i)
Loss on extinguishment	10,151,074	—	—	10,151,074	(10,151,074)	(1j)	—
Other expenses	(4,058,629)	33,000	(5,513)	(4,031,142)	—		(4,031,142)
Income (loss) before income tax (benefit) expense	(33,796,988)	(1,234,370)	1,152,279	(33,879,079)	25,110,556		(8,768,523)
Income tax (benefit) expense	(6,844,162)	10,000	238,444	(6,595,718)	6,528,745	(1k)	(387,909)
					(320,937)	(1l)
Net (loss) income	$(26,952,826)	$(1,244,370)	$913,834	$(27,283,362)	$18,902,748		$(8,380,614)

(1a)

Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

(1b)

Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(1c)

In connection with the HTA and EPC mergers, Verra Mobility incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses

(1d)

In connection with the HTA Merger, HTA incurred several nonrecurring transaction expenses. Such expenses meet the directly attributable and factually supportable criteria. This adjustment reflects the elimination of those expenses.

(1e)

This entry reflects the elimination of Verra Mobility historical amortization of the intangible assets and the subsequent recording of amortization of new intangibles in the HTA and EPC mergers as well as a change in the estimated remaining useful life for Trademarks related to the Platinum Merger.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

	EPC Merger (Three months)		HTA Merger (Two months)		Platinum Merger					Incremental
		Estimated		Estimated		Estimated	Incremental	Incremental	Incremental	amortization
		remaining		remaining		remaining	amortization	amortization	amortization	expense
		useful life		useful life		useful life	expense—	expense—	expense—	June 30,
(dollars in thousands)	Adjustment	(years)	Adjustment	(years)	Adjustment	(years)	EPC	HTA	Platinum	2018
Trademarks	$1,100	5	$5,500	3	$24,800	(a)	$55	$306	$1,599	$1,960
Non-compete agreements			48,500	5	13,600	(b)		1,617		1,617
Intangible assets—customer relationships	19,400	10	242,500	9	99,600	(b)	485	4,491		4,976
Intangible assets—technology	3,900	4.5	72,800	5.5	84,500	(b)	217	2,206		2,423
Incremental amortization expense							$757	$8,620	$1,599	$10,976
Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)

Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018.

(b)	Platinum Merger included for the full period, consequently no incremental adjustments are required other than noted in (a) above.
(1f)

Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the elimination of those expenses.

(1g)	Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the elimination of those expenses.
(1h)

In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with the 2018 Credit Facilities on March 1, 2018. This adjustment represents the removal of interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities.

(1i)

Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facilities which replaced the 2017 Credit Facilities. The 2018 Credit Facilities were entered into on March 1, 2018 in conjunction with the HTA Merger.

(1j)	Represents the removal of the Loss on Extinguishment recorded in March 2018 as a result of replacing the 2017 Credit Facility with the 2018 Credit Facility.
(1k)	Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 26% for the six months ended June 30, 2018.
(1l)	Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using a combined Federal and State statutory rate of 26%.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

Year ended December 31, 2017

	Historical for the year ended December 31, 2017
	Successor Verra Mobility	Predecessor Verra Mobility	HTA	EPC	Pro Forma Adjustments for Business Combination	Note	Total
Revenue	$138,238,687	$93,871,130	$326,539,000	$12,668,073	$(225,111,000)	(2a)	$348,552,349
					2,258,297	(2b)
					277,076	(2c)
					(188,914)	(2o)
Cost of revenue	3,526,081	2,332,949	225,111,000	2,108,421	(225,111,000)	(2a)	7,967,451
Selling, general and administrative expenses	46,042,541	41,593,565	31,229,000	5,920,955	(31,390,659)	(2d)	93,568,348
					172,946	(2e)
Operating expenses	49,310,654	35,258,278	—	—	—		84,568,932
Depreciation; amortization; impairment and (gain) loss on disposal of assets, net	33,112,553	12,613,143	2,120,000	38,389	(1,387,973)	(2f)	116,246,194
					(354,144)	(2g)
					(1,407,202)	(2h)
					71,511,428	(2i)(2j)
Total income (loss) from operations	6,246,858	2,073,195	68,079,000	4,600,308	(34,797,937)		46,201,424
Interest expense	20,857,920	875,102	103,000	—	(21,834,523)	(2l)	68,126,529
					68,125,030	(2k)
Loss on extinguishment of debt	—	—	—	—	—		—
Other expenses	(2,172,261)	(1,294,299)	—	(16,684)	(188,914)	(2o)	(3,672,158)
Income (loss) before income tax (benefit) expense	(12,438,801)	2,492,392	67,976,000	4,616,992	(80,899,530)		(18,252,947)
Income tax (benefit) expenses	(30,677,023)	1,252,793	419,000	688,943	(32,359,812)	(2m)	(33,485,699)
					27,190,400	(2n)	—
Net income	$18,238,222	$1,239,599	$67,557,000	$3,928,049	$(75,730,118)		$15,232,752

(2a)

Verra Mobility recognizes revenues from tolling and violations services in the Commercial Services segment on a net basis. All of HTA's revenues are related to tolling and violations products. The adjustment above is to reclassify the HTA cost of revenues as a reduction of revenues consistent with the accounting policy at Verra Mobility.

(2b)

Prior to the HTA Merger, HTA capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the HTA Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(2c)

Prior to the Platinum Merger, Verra Mobility capitalized payments made to a tolling services customer to extend the existing contract. This amount was capitalized and amortized over the term of the contract as a reduction of revenue. As a result of the Platinum Merger, and the resultant purchase price allocation, the contract inducement was subsumed into the larger customer relationship intangible asset recorded for this and other HTA customers. This adjustment reflects the removal of those costs.

(2d)

Represents transaction expenses related to the Platinum Merger. $21.5 million of this amount was incurred by the Verra Mobility sellers and $9.9 million of this amount was incurred by Platinum Equity. This adjustment reflects the removal of those costs.

(2e)

As a result of the Platinum Merger, and the resultant purchase price allocation, pre-merger deferred rent amounts are not recognized. This adjustment reflects the removal of amortization of those costs.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION (Continued)

NOTE 3—PRO FORMA ADJUSTMENTS (Continued)

(2f)

Prior to the HTA Merger, HTA capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the HTA Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various HTA operating platforms. This adjustment reflects the removal of those costs.

(2g)

Prior to the HTA Merger, HTA made the private company election to amortize goodwill related to a 2016 business combination. This adjustment reflects the removal of those costs as Verra Mobility does not amortize goodwill.

(2h)

Prior to the Platinum Merger, Verra Mobility capitalized costs related to internally developed software. These amounts were then amortized over 5 years. As a result of the Platinum Merger, and the resultant purchase price allocation, these capitalized amounts were subsumed into the larger developed technology intangible asset recorded for the various Verra Mobility operating platforms. This adjustment reflects the removal of those costs.

(2i)

On May 31, 2017, Verra Mobility was acquired by Greenlight Acquisition Corporation through the merger of Greenlight Merger Corporation with and into Verra Mobility for a total purchase price of $550.0 million less adjustments set forth in the merger agreement, resulting in a total purchase price of $548.2 million.

(2j)

This entry reflects the amortization of the intangible assets subject to amortization from the Platinum, HTA and EPC mergers as well as a change in the estimated remaining useful life for Trademarks related to the Platinum Merger.

	EPC Merger (Full twelve months)		HTA Merger (Full twelve months)		Platinum Merger (Five months only)						Incremental
		Estimated		Estimated		Estimated		Incremental	Incremental	Incremental	amortization
	Gross	remaining	Gross	remaining	Gross	remaining		amortization	amortization	amortization	expense
	Carrying	useful life	Carrying	useful life	Carrying	useful life		expense—	expense—	expense—	December 31,
(dollars in thousands)	Amount	(years)	Amount	(years)	Amount	(years)		EPC	HTA	Platinum	2017
Trademarks	$1,100	5	$5,500	3	$24,800		(a)	$220	$1,833	$5,029	$7,083
Non-compete agreements			48,500	5	13,600	5			9,700	1,133	10,833
Intangible assets— customer relationships	19,400	10	242,500	9	99,600	8.5		1,940	26,944	4,962	33,847
Intangible assets— technology	3,900	4.5	72,800	5.5	84,500	5.5		867	13,236	6,402	20,505
Less: amortization included in the historical Verra Mobility predecessor financial statements											(756)
Incremental amortization expense								$3,027	$51,713	$17,526	$71,512
Gross carrying value of intangible assets	$24,400		$369,300		$222,500

(a)

Incremental amortization reflects the impact of the change in estimated useful life on June 1, 2018 as a result of the rebranding of ATS to Verra Mobility as discussed in Footnote 4 to the Verra Mobility Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2018.

(2k)

Represents the interest expense, including the associated amortization of debt issuance costs included in interest expense related to the 2018 Credit Facility which replaced by the 2017 Credit Facility. The 2018 Credit Facility was entered into on March 1, 2018 in conjunction with the HTA Merger.

(2l)

In connection with the HTA Merger, Verra Mobility replaced its 2017 Credit Facilities with a new 2018 Credit Facilities on March 1 2018. This adjustment represents the removal of $21.7 million of Verra Mobility interest expense, including the associated amortization of debt issuance costs included in interest expense related to the replaced 2017 Credit Facilities and $0.1 million of HTA interest expense.

(2m)	Represents the aggregate income tax expense related to the adjustments noted above using a combined federal and state statutory rate of 40% for the year ended December 31, 2017.
(2n)	Represents the addition of a tax provision to the HTA results as it was previously a limited liability corporation using combined Federal and State statutory rate of 40%.
(2o)	Represents the reclassification of certain EPC items considered revenue under IFRS to other income for U.S. GAAP.